Exhibit 31.3

CERTIFICATION

I, Robert K. Ortberg, President and Chief Executive Officer of Rockwell Collins, Inc., certify that:

1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Rockwell Collins, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 27, 2018	/s/ Robert K. Ortberg
Robert K. Ortberg
President and Chief Executive Officer